EXHIBIT 3.2

                                                       Adopted: January 16, 1992

                                     BY-LAWS

                                       OF

                                GKN HOLDING CORP.

                                    ARTICLE I

                                     OFFICES

     1.1 Registered Office: The registered office shall be established and maintained at 229 South State Street, in the City of Dover, in the County of Kent, in the State of Delaware and The Prentice-Hall Corporation System, Inc. shall be the registered agent of the corporation in charge thereof.

     1.2 Other Offices: The corporation may have other offices, either within or without the State of Delaware, at such place or places as the Board of Directors may from time to time appoint or the business of the corporation may require.

                                   ARTICLE II

                                  STOCKHOLDERS

     2.1 Place of Stockholders' Meetings. All meetings of the stockholders of the corporation shall be held at such place or places, within or outside the State of Delaware as may be fixed by the Board of Directors from time to time or as shall be specified in the respective notices thereof.

     2.2 Date and Hour of Annual Meetings of Stockholders. An annual meeting of stockholders shall be held each year at such place, either within or without the State of Delaware, and at such time and date as the Board of Directors, by resolution, shall determine and as set forth in the notice of the meeting. In the event the Board of Directors fails to so determine the time, date and place of the meeting, the annual meeting of stockholders shall be held at the main headquarters of the corporation on a day in the month of April as shall be determined by the Board of Directors. If the date of the annual meeting shall fall upon a legal holiday, the meeting shall be held on the next succeeding business day.


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     2.3 Purposes of Annual Meetings. At each annual meeting, the stockholders shall elect the members of the Board of Directors for the succeeding year. At any such annual meeting any further proper corporate business may be transacted.

     2.4 Special Meetings of Stockholders. Special meetings of the stockholders or of any class or series thereof entitled to vote may be called for any corporate purpose other than the election of directors by the President or by the Board of Directors, or at the request in writing by stockholders of record owning a majority of the issued and outstanding shares of Common Stock of the corporation, which request shall state the purpose of the proposed meeting and may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting.

     2.5 Notice of Meetings of Stockholders. Except as otherwise expressly required or permitted by law, not less than ten days nor more than sixty days before the date of every stockholders' meeting the Secretary shall give to each stockholder of record entitled to vote at such meeting, written notice, served personally, by mail or by telegram, stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Such notice, if mailed, shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address for notices to such stockholder as it appears on the records of the corporation.

     2.6 Quorum of Stockholders.

     (a) Unless otherwise provided by the Certificate of Incorporation or by law, at any meeting of the stockholders, the presence in person or by proxy of stockholders entitled to cast a majority of the votes thereat shall constitute a quorum.

     (b) At any meeting of the stockholders at which a quorum shall be present, a majority of those present in person or by proxy may adjourn the meeting from time to time without notice other than announcement at the meeting. In the absence of a quorum, the officer presiding thereat shall have power to adjourn the meeting from time to time until a quorum shall be present. Notice of any adjourned meeting, other than announcement at the meeting, shall not be required to be given, except as provided in paragraph (d)

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     below and except where expressly required by law.

     (c) At any adjourned session at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting originally called but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof, unless a new record date is fixed by the Board of Directors.

     (d) If an adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     2.7 Chairman and Secretary of Meeting. The President, or, in his absence, a Vice President, shall preside at meetings of the stockholders. The Secretary or, in his absence, an Assistant Secretary, shall act as secretary of the meeting, or if neither is present, then the presiding officer may appoint a person to act as secretary of the meeting.

     2.8 Voting by Stockholders. Except as may be otherwise provided by the Certificate of Incorporation or these by-laws, at every meeting of the stockholders each stockholder shall be entitled to one vote for each share of stock standing in his name on the books of the corporation on the record date for the meeting. All elections and questions shall be decided by the vote of a majority in interest of the stockholders present in person or represented by proxy and entitled to vote at the meeting. All other matters shall be decided by majority vote except as otherwise provided by the Certificate of Incorporation or the laws of the State of Delaware.

     2.9 Proxies. Any stockholder entitled to vote at any meeting of stockholders may vote either in person or by proxy. Every proxy shall be in writing, subscribed by the stockholder or his duly authorized attorney-in-fact, but need not be dated, sealed, witnessed or acknowledged.

     2.10 Inspectors. The election of directors and any other vote by ballot at any meeting of the stockholders shall be supervised by at least two inspectors. Such inspectors shall be appointed by the Board of Directors in advance of the meeting; if one or both inspectors so appointed shall refuse to serve or shall not be present,


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     such appointment shall be made by the officer presiding at the meeting.

     2.11 List of Stockholders.

     (a) At least ten days before every meeting of stockholders the Secretary shall prepare and make a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.

     (b) During ordinary business hours, for a period of at least ten days prior to the meeting, such list shall be open to examination by any stockholder for any purpose germane to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held.

     (c) The list shall also be produced and kept at the time and place of the meeting during the whole time of the meeting, and it may be inspected by any stockholder who is present.

     (d) The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this
Section 2.11 or the books of the corporation, or to vote in person or by proxy at any meeting of stockholders.

     2.12 Procedure at Stockholders' Meetings. Except as otherwise provided by these by-laws or any resolutions adopted by the stockholders or Board of Directors, the order of business and all other matters of procedure at every meeting of stockholders shall be determined by the presiding officer. Not less than 15 minutes following the presentation of any resolution to any meeting of stockholders, the presiding officer may announce that further discussion on such resolution shall be limited to not more than three persons who favor and not more than three persons who oppose such resolution, each of whom shall be designated by the presiding officer and shall thereupon be entitled to speak thereon for not more than five minutes. After such person, or such a lesser number thereof as shall advise the presiding officer or their desire so to speak, shall have spoken on such resolution, the presiding officer may direct a vote on such resolution without further discussion thereon at the meeting.


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     2.13 Action by Consent Without Meeting. Unless otherwise provided by the
Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                   ARTICLE III

                                    DIRECTORS

     3.1 Powers of Directors. The property, business and affairs of the corporation shall be managed by its Board of Directors which may exercise all the powers or the corporation except such as are by the law of the State of Delaware or the Certificate of Incorporation or these by-laws required to be exercised or done by the stockholders.

     3.2 Number, Method of Election, Terms of Office of Directors. The number of directors which shall constitute the Board of Directors shall be odd number from five to fifteen, such number being fixed by resolution of the Board of Directors. Each Director shall hold office until the next annual meeting of stockholders and until his successor is elected and qualified, provided, however, that a director may resign at any time. Directors need not be stockholders.

     3.3 Vacancies on Board of Directors; Removal.

     (a) Any director may resign his office at any time be delivering his resignation in writing to the President or the Secretary. It will take effect at the time specified therein or, if no time is specified, it will be effective at the time of its receipt by the corporation. The acceptance of resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.


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     (b) Any vacancy, or newly created directorship resulting from any increase in the authorized number of directors, may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and any director so chosen shall hold office until the next annual election of directors by the stockholders and until his successor is duly elected and qualified or until his earlier resignation or removal.

     (c) Removal. Any director may be removed with or without cause at any time by the affirmative vote of stockholders holding of record in the aggregate at least a majority of the outstanding shares of stock of the corporation, given at a special meeting of the stockholders called for that purpose.

     3.4 Meetings of the Board of Directors.

     (a) The Board of Directors may hold their meetings, both regular and special, either within or outside the State of Delaware.

     (b) Regular meetings of the Board of Directors may be held at such time and place as shall from time to time be determined by resolution of the Board of Directors. No notice of such regular meetings shall be required. If the date designated for any regular meeting be a legal holiday, then the meeting shall be held on the next day which is not a legal holiday.

     (c) The first meeting of each newly elected Board of Directors shall be held immediately following the annual meeting of the stockholders for the election following the annual meeting of the stockholders for the election of officers and the transaction of such other business as may come before it. If such meeting is held at the place of the stockholders' meeting, no notice thereof shall be required.

     (d) Special meetings of the Board of Directors shall be held whenever called by direction of the President or at the written request of any one director.

     (e) The Secretary shall give notice to each director of any special meeting of the Board of Directors by mailing the same at least three days before the meeting or by telegraphing, telexing, or delivering the same not later than the day before the meeting. Unless required by law, such notice need not include a statement of the business to be transacted at, or the purpose of, any such meeting. Any and all business may be transacted at any meeting of the

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Board of Directors. No notice of any adjourned meeting need be given. No notice to or waiver by any director shall be required with respect to any meeting at which the director is present.

     3.5 Quorum and Action. Unless provided otherwise by law or the Certificate of Incorporation, a majority of the whole board shall constitute a quorum for the transaction of business; but if there shall be less than a quorum at any meeting of the Board, a majority of those present may adjourn the meeting from time to time. The vote of a majority of the directors present at any meeting at which a quorum is present shall be necessary to constitute the act of the Board of Directors.


     3.6 Presiding Officer and Secretary of Meeting. The Chairman of the Board, or, in his absence, the President, or, in their absence a member of the Board of Directors selected by the members present, shall preside at meetings of the Board. The Secretary shall act as secretary of the meeting, but in his absence the presiding officer may appoint a secretary of the meeting.

     3.7 Action by Consent Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes or proceedings of the Board or committee.

     3.8. Action by Telephonic Conference. Members of the Board of Directors, or any committee designated by such board, may participate in a meeting of such board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting.

     3.9 Committees.

     (a) The Board of Directors may, by resolution or resolutions passed by a majority of the whole board, designate one or more committees, each committee to consist of two or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the


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absence or disqualification of any member of such committee or committees, the member or members thereof present at any such meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

     (b) Any such committee, to the extent provided in the resolution or resolution of the Board of Directors, or in these by-laws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power of authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the by-laws of the corporation; and unless the resolution, these by-laws, or the Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

     3.10.Compensation of Directors. Directors shall receive such reasonable compensation for their service on the Board of Directors or any committees thereof, whether in the form of salary or a fixed fee for attendance at meetings, or both, with expenses, if any, as the Board of Directors may from time to time determine. Nothing herein contained shall be construed to preclude any Director from serving the corporation in any other capacity and receiving compensation therefor.

     3.11 Contracts.

(a) No contract or other transaction between this corporation and any other corporation shall be impaired, affected or invalidated, nor shall any director be liable in any way by reason of the fact that any one or more of the directors of this corporation is or are interested in, or is a director or officer, or are directors or officers of such other corporation, provided that such facts are disclosed or made known to the Board of Directors.


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     (b) Any director, personally and individually, may be a party to or may be interested in any contract or transaction of this corporation, and no director shall be liable in any way be reason of such interest, provided that the fact of such interest be disclosed or made known to the Board of Directors, and provided that the Board of Directors shall authorize, approve or ratify such contract or transaction by the vote (not counting the vote of any such director) of a majority of a quorum, notwithstanding the presence of any such director at the meeting at which such action is taken. Such director or directors may be counted in determining the presence of a quorum at such meeting. This Section shall not be construed to impari or invalidate or in any way affect any contract or other transaction which would otherwise be valid under the law (common, statutory or otherwise) applicable thereto.

                                   ARTICLE IV

                                    OFFICERS

     4.1 Officers, Title, Elections, Terms.

     (a) The elected officers of the corporation shall be a Chairman, a President, one or more Vice Presidents, a Treasurer and a Secretary, who shall be elected by the Board of Directors at its annual meeting following the annual meeting of the stockholders, to serve at the pleasure of the Board or otherwise as shall be specified by the Board at the time of such election and until their successors are elected and qualify.

     (b) The Board of Directors may elect or appoint at any time, and from time to time, additional officers or agents with such duties as it may deem necessary or desirable. Such additional officers shall serve at the pleasure of the Board or otherwise as shall be specified by the Board at the time of such election or appointment. Two or more offices may be held by the same person.

     (c) Any vacancy in any office may be filled for the unexpired portion of the term by the Board of Directors.

     (d) Any officer may resign his office at any time. Such resignation shall be made in writing and shall take effect at the time specified therein or, if no time be

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specified, at the time of its receipt by the corporation. The acceptance of resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

     (e) The salaries of all officers of the corporation shall be fixed by the Board of Directors.

     4.2 Removal of Elected Officers. Any elected officer may be removed at any time, either with or without cause, by resolution adopted at any regular or special meeting of the Board of Directors by a majority of the directors then in office.

4.3   Duties.

     (a) Chairman. The Chairman of the Board of Directors shall preside at all meetings of the Board of Directors and he shall have and perform such other duties as from time to time may be assigned to him by the Board of Directors.

     (b) President. The President shall be the principal executive officer of the corporation and, subject to the control of the Board of Directors, shall supervise and control all the business and affairs of the corporation. He shall, when present, preside at all meetings of the stockholders. He shall see that all orders and resolutions of the Board of Directors are carried into effect (unless any such order or resolution shall provide otherwise), and in general shall perform all duties incident to the office of president and such other duties as may prescribed by the Board of Directors from time to time.

     (c) Vice President. Each Vice President, if any, shall have such powers and perform such duties as the Board of Directors may determine or as may be assigned to him by the President. In the absence of the President or in the event of his death, or inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election, or in the absence of any designation, then in the order of their election) shall perform the duties of the President and when so acting, shall have all the powers and be subject to all the restrictions upon the President.

     (d) Treasurer. The Treasurer shall (1) have charge and custody of and be responsible for all funds and

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securities of the Corporation; (2) receive and give receipts for moneys due and payable to the Corporation from any source whatsoever; (3) deposit all such moneys in the name of the Corporation in such banks, trust companies, or other depositories as shall be selected by resolution of the Board of Directors; and
(4) in general perform all duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the President or by the Board of Directors. He shall, if required by the Board of Directors, give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine.

     (e) Secretary. The Secretary shall (1) keep the minutes of the meetings of the stockholders, the Board of Directors, the Executive Committee (if designated), and all other committees, if any, of which a secretary shall not have been appointed, in one or more books provided for that purpose; (2) see that all notices are duly given in accordance with the provisions of these by-laws and as required by law; (3) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents, the execution of which on behalf of the Corporation under its seal, is duly authorized; (4) keep a register of the post office address of each stockholder which shall be furnished to the Secretary by such stockholder; (5) have general charge of stock transfer books of the Corporation; and (6) in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

     (f) Assistant Secretaries and Assistant Treasurers. At the request of the Secretary or in his absence or disability, one or more Assistant Secretaries designated by him or by the Board of Directors shall have all the powers of the Secretary for such period as he or it may designate or until he or it revokes such designation. At the request of the Treasurer or in his absence or disability, one or more Assistant Treasurers designated by him or by the Board of Directors shall have all the powers of the Treasurer for such period as he or it may designate or until he or it revokes such designation. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Board of Directors.

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                                    ARTICLE V

                                  CAPITAL STOCK

     5.1 Stock Certificates.

     (a) Every holder of stock in the corporation shall be entitled to have a certificate signed by, or in the name of, the corporation by the Chairman or the President or a Vice President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, certifying the number of shares owned by him.

     (b) If such certificate is countersigned by a transfer agent other than the corporation or its employee, or by a registrar other than the corporation or its employee, the signatures of the officers of the corporation may be facsimiles, and, if permitted by law, any other signature may be a facsimile.

     (c) In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of issue.

     (d) Certificates of stock shall be issued in such form not inconsistent with the Certificate of Incorporation shall be numbered and registered in the order in which they are issued.

     (e) All certificates surrendered to the corporation shall be cancelled with the date of cancellation, and shall be retained by the Secretary, together with the powers of attorney to transfer and the assignments of the shares represented by such certificates, for such period of time as shall be prescribed from time to time by resolution of the Board of Directors.

     5.2 Record Ownership. A record of the name and address of the holder of each certificate, the number of shares represented thereby and the date of issue thereof shall be made on the corporation's book. The corporation shall be entitled to treat the holder of any share of stock as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or


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not it shall have express or other notice thereof, except as required by law.

     5.3 Transfer of Record Ownership. Transfers of stock shall be made on the books of the corporation only by direction of the person named in the certificate or his attorney, lawfully constituted in writing, and only upon the surrender of the certificate therefor and a written assignment of the shares evidenced thereby. Whenever any transfer of stock shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented to the corporation for transfer, both the transferor and transferee request the corporation to do so.

     5.4 Lost, Stolen or Destroyed Certificates. Certificates representing shares of the stock of the corporation shall be issued in place of any certificate alleged to have been lost, stolen or destroyed in such manner and on such terms and conditions as the Board of Directors from time to time may authorize.

     5.5 Transfer Agent; Registrar; Rules Respecting Certificates. The corporation may maintain one or more transfer offices or agencies where stock of the corporation shall be transferable. The corporation may also maintain one or more registry offices where such stock shall be registered. The Board of Directors may make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of stock certificates.

     5.6 Fixing Record Date for Determination of Stockholders of Record. The Board of Directors may fix, in advance, a date as the record date for the purpose of determining stockholders entitled to notice of, or to vote at, any meeting of the stockholders or any adjournment thereof, or the stockholders entitled to receive payment of any dividend or other distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or to express consent to corporate action in writing without a meeting, or in order to make a determination of the stockholders for the purpose of any other lawful action. Such record date in any case shall be not more than sixty days nor less than ten days before the date of a meeting of the stockholders, nor more than sixty days prior to any other action requiring such determination of the stockholders. A determination of stockholders of record entitled to notice or to vote at a meeting of stockholders shall apply to any adjournment of

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     the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     5.7 Dividends. Subject to the provisions of the Certificate of Incorporation, the Board of Directors may, out of funds legally available therefor at any regular or special meeting, declare dividends upon the capital stock of the corporation as and when they deem expedient. Before declaring any dividend there may be set apart out of any funds of the corporation available for dividends, such sum or sums as the Board of Directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the Board of Directors shall deem conducive to the interest of the corporation.

                                   ARTICLE VI

                       SECURITIES HELD BY THE CORPORATION

     6.1 Voting. Unless the Board of Directors shall otherwise order, the Chairman, the President, any Vice President, the Secretary or the Treasurer shall have full power and authority, on behalf of the corporation, to attend, act and vote at any meeting of the stockholders of any corporation in which the corporation may hold stock, and at such meeting to exercise any or all rights and powers incident to the ownership of such stock, and to execute on behalf of the corporation a proxy or proxies empowering another or others to act as aforesaid. The Board of Directors from time to time may confer like powers upon any other persons or persons.

     6.2 General Authorization to Transfer Securities Held by the Corporation.

     (a) Any of the following officers, to wit: the Chairman, the President, any Vice President and the Treasurer shall be, and they hereby are, authorized and empowered to transfer, convert, endorse, sell, assign, set over and deliver any and all shares of stock, bonds, debentures, notes, subscription warrants, stock purchase warrants, evidence of indebtedness, or other securities now or hereafter standing in the name of or owned by the corporation, and to make, execute and deliver, under the seal of the corporation, any and all written instruments of assignment and transfer necessary or proper to effectuate the authority hereby conferred.


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     (b) Whenever there shall be annexed to any instrument of assignment and transfer executed pursuant to and in accordance with the foregoing paragraph
(a), a certificate of the Secretary of the corporation in office at the date of such certificate setting forth the provisions of this Section 6.2 and stating that they are in full force and effect and setting forth the names of persons who are then officers of the corporation, then all persons to whom such instrument and annexed certificate shall thereafter come, shall be entitled, without further inquiry or investigation and regardless of the date of such certificate, to assume and to act in reliance upon the assumption that the shares of stock or other securities named in such instrument were therefore duly and properly transferred, endorsed, sold, assigned, set over and delivered by the corporation, and that with respect to such securities the authority of these provisions of the by-laws and of such officers is still in full force and effect.

                                   ARTICLE VII

                                  MISCELLANEOUS

     7.1 Signatories. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers of such other person or persons as the Board of Directors may from time to time designate.

     7.2 Seal. The seal of the corporation shall be in such form and shall have such content as the Board of Directors shall from time to time determine.

     7.3 Notice and Waiver of Notice. Whenever any notice of the time, place or purpose of any meeting of the stockholders, directors or a committee is required to be given under the law of the State of Delaware, the Certificate of Incorporation or these by-laws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the holding thereof, or actual attendance at the meeting in person or, in the case of any stockholder, by his attorney-in-fact, shall be deemed equivalent to the giving of such notice to such persons.


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                            7.4 Amendment of By-Laws.

     (a) By Board of Directors. The by-laws of the corporation may be altered, amended or repealed or new by-laws may be made or adopted by the Board of Directors at any regular or special meeting of the Board; provided that paragraph (c) of Section 3.3 and Section 7.4(b) of these By-Laws may be altered, amended or repealed only by action of the stockholders acting pursuant to
Section 7.4(b) hereof.

     (b) By Stockholders. The by-laws of the corporation may also be altered, amended or repealed or new by-laws may be made or adopted by the vote of a majority in interest of the stockholders represented and entitled to vote upon the election of directors, at any meeting at which a quorum is present.

     7.5 Indemnity. The corporation shall indemnify its directors, officers, employees and/or agents to the fullest extent allowed by law.

     7.6 Fiscal Year. Except as from time to time otherwise determined by the Board of Directors, the fiscal year of the corporation shall end on January 31.

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                                                     SUPERCEDED on Jan. 16, 1992

                                     BY-LAWS

                                       of

                                GKN HOLDING CORP.

                               ARTICLE I - OFFICES

     SECTION I. REGISTERED OFFICE. -- The registered office shall be established and maintained at 229 South State Street, in the County of Kent in the State of Delaware.

     SECTION 2. OTHER OFFICES. -- The corporation may have other offices, either within or without the State of Delaware, at such place or places as the Board of Directors may from time to time appoint or the business of the corporation may require.

                      ARTICLE II - MEETING OF STOCKHOLDERS

     SECTION I. ANNUAL MEETINGS. -- Annual meetings of stockholders for the election of directors and for such other business as may be stated in the notice of the meeting, shall be held at such place, either within or without the State of Delaware, and at such time and date as the Board of Directors, by resolution, shall determine and as set forth in the notice of the meeting. In the event the Board of Directors fails to so determine the time, date and place of meeting, the annual meeting of stockholders shall be held at the registered office of the corporation in Delaware on a day in the month of March as shall be determined by the Board of Directors.

     If the date of the annual meeting shall fall upon a legal holiday, the meeting shall be held on the next succeeding business day. At each annual meeting, the stockholders entitled to vote shall elect a Board of Directors and may transact such other corporate business as shall be stated in the notice of the meeting.


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     SECTION 2. OTHER MEETINGS. -- Meetings of stockholders for any purpose other than the election of directors may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting.

     SECTION 3. VOTING. -- Each stockholder entitled to vote in accordance with the terms and provisions of the Certificate of Incorporation and these By-Laws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such stockholder, but no proxy shall be voted after three years from its date unless such proxy provides for a longer period. Upon the demand of any stockholder, the vote for directors and upon any question before the meeting shall be by ballot. All elections for directors shall be decided by plurality vote; all other questions shall be decided by majority vote except as otherwise provided by the Certificate of Incorporation or the laws of the State of Delaware.

     SECTION 4. STOCKHOLDER LIST. -- The officer who has charge of the stock ledger of the corporation shall at least 10 days before each meeting of stockholders prepare a complete alphabetical addressed list of the stockholders entitled to vote at the ensuing election, with the number of shares held by each. Said list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall be available for inspection at the meeting.

     SECTION 5. QUORUM. -- Except as otherwise required by law, by the Certificate of Incorporation or by these By-Laws, the presence, in person or by proxy, of stockholders holding a majority of the stock of the corporation entitled to vote shall constitute a quorum at all meetings of the stockholders. In case a quorum shall not be present at any meeting, a majority in interest of the stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of stock entitled to vote shall be present. At any such adjourned meeting at which the requisite amount of stock entitled to vote shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed; but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof.


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     SECTION 6. SPECIAL MEETINGS. -- Special meetings of the stockholders, for any purpose, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the president and shall be called by the president or secretary at the request in writing of a majority of the directors or stockholders entitled to vote. Such request shall state the purpose of the proposed meeting.

     SECTION 7. NOTICE OF MEETINGS. -- Written notice, stating the place, date and time of the meeting, and the general nature of the business to be considered, shall be given to each stockholder entitled to vote thereat at his address as it appears on the records of the corporation, not less than ten nor more than fifty days before the date of the meeting.

     SECTION 8. BUSINESS TRANSACTED. -- No business other than that stated in the notice shall be transacted at any meeting without the unanimous consent of all the stockholders entitled to vote thereat.

     SECTION 9. ACTION WITHOUT MEETING. -- Except as otherwise provided by the Certificate of Incorporation, whenever the vote of stockholders at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provisions of the statutes or the Certificate of Incorporation or of these By-Laws, the meeting and vote of stockholders may be dispensed with, if all the stockholders who would have been entitled to vote upon the action if such meeting were held, shall consent in writing to such corporate action being taken.

                             ARTICLE III - DIRECTORS

     SECTION I. NUMBER AND TERM. -- The number of directors shall be from 3 to
9. The directors shall be elected at the annual meeting of the stockholders and each director shall be elected to serve until his successor shall be elected and shall qualify. The number of directors may not be less than three except that where all the shares of the corporation are owned beneficially and of record by either one or two stockholders, the number of directors may be less than three but not less than the number of stockholders.


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     SECTION 2. RESIGNATIONS. -- Any director, member of a committee or other officer may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective.

     SECTION 3. VACANCIES. -- If the office of any director, member of a committee or other officer becomes vacant, the remaining directors in office, though less than a quorum by a majority vote, may appoint any qualified person to fill such vacancy, who shall hold office for the unexpired term and until his successor shall be duly chosen.

     SECTION 4. REMOVAL. -- Any director or directors may be removed either for or without cause at any time by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote, at a special meeting of the stockholders called for the purpose and the vacancies thus created may be filled, at the meeting held for the purpose of removal, by the affirmative vote of a majority in interest of the stockholders entitled to vote.

     SECTION 5. INCREASE OF NUMBER. -- The number of directors may be increased by amendment of these By-Laws by the affirmative vote of a majority of the directors, though less than a quorom, or by the affirmative vote of a majority in interest of the stockholders, at the annual meeting or at a special meeting called for that purpose, and by like vote the additional directors may be chosen at such meeting to hold office until the next annual election and until their successors are elected and qualify.

     SECTION 6. COMPENSATIONS. -- Directors shall not receive any stated salary for their services as directors or as members of committees, but by resolution of the board a fixed fee and expenses of attendance may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent or otherwise, and receiving compensation therefor.


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     SECTION 7. ACTION WITHOUT MEETING. -- Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if prior to such action a written consent thereto is signed by all members of the board, or of such committee as the case may be, and such written consent is filed with the minutes of proceedings of the board or committee.

                              ARTICLE IV - OFFICERS

     SECTION 1. OFFICERS. -- The officers of the corporation shall consist of a President, a Treasurer, and a Secretary, and shall be elected by the Board of Directors and shall hold office until their successors are elected and qualified. In addition, the Board of Directors may elect a Chairman, one or more Vice-Presidents and such Assistant Secretaries and Assistant Treasurers as it may deem proper. None of the officers of the corporation need be directors. The officers shall be elected at the first meeting of the Board of Directors after each annual meeting. More than two offices may be held by the same person.

     SECTION 2. OTHER OFFICERS AND AGENTS. -- The Board of Directors may appoint such officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such power and perform such duties as shall be determined from time to time by the Board of Directors.

     SECTION 3. CHAIRMAN. -- The Chairman of the Board of Directors if one be elected, shall preside at all meetings of the Board of Directors and he shall have and perform such other duties as from time to time may be assigned to him by the Board of Directors.

     SECTION 4. PRESIDENT. -- The President shall be the chief executive officer of the corporation and shall have the general powers and duties of supervision and management usually vested in the office of President of a corporation. He shall preside at all meetings of the stockholders if present thereat, and in the absence or non-election of the Chairman of the Board of Directors, at all meetings of the Board of Directors, and shall have general supervision, direction and control of the business of the corporation. Except as the Board of Directors shall authorize the execution thereof in some other manner, he shall execute bonds, mortgages, and other contracts in behalf of the corporation, and shall cause the seal to be affixed to any instrument requiring it and when so affixed the seal shall be attested by the signature of the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer.


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

     SECTION 5. VICE-PRESIDENT. -- Each Vice-President shall have such powers and shall perform such duties as shall be assigned to him by the directors.

     SECTION 6. TREASURER. -- The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the corporation. He shall deposit all moneys and other valuables in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.

     The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors, or the President, taking proper vouchers for such disbursements. He shall render to the President and Board of Directors at the regular meetings of the Board of Directors, or whenever they may request it, an account of all his transactions as Treasurer and of the financial condition of the corporation. If required by the Board of Directors, he shall give the corporation a bond for the faithful discharge of his duties in such amount and with such surety as the board shall prescribe.

     SECTION 7. SECRETARY. -- The Secretary shall give, or cause to be given, notice of all meetings of stockholders and directors, and all other notices required by law or by these By-Laws, and in case of his absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the President, or by the directors, or stockholders, upon whose requisition the meeting is called as provided in these By-Laws. He shall record all the proceedings of the meetings of the corporation and of directors in a book to be kept for that purpose. He shall keep in safe custody the seal of the corporation, and when authorized by the Board of Directors, affix the same to any instrument requiring it, and when so affixed it shall be attested by his signature or by the signature of any assistant secretary.

     SECTION 8. ASSISTANT TREASURERS & ASSISTANT SECRETARIES -- Assistant Treasurers and Assistant Secretaries, if any, shall be elected and shall have such powers and shall perform such duties as shall be assigned to them, respectively, by the directors.


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

                                    ARTICLE V

     SECTION 1. CERTIFICATES OF STOCK. -- Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the chairman or vice-chairman of the board of directors, or the president or a vice-president and the treasurer or an assistant treasurer, or the secretary of the corporation, certifying the number of shares owned by him in the corporation. If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations, or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class of series of stock, provided that, except as other wise provided in section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Where a certificate is countersigned (1) by a transfer agent other than the corporation or its employee, the signatures of such officers may be facsimiles.

     SECTION 2. LOST CERTIFICATES -- New certificates of stock may be issued in the place of any certificate therefore issued by the corporation, alleged to have been lost or destroyed, and the directors may, in their discretion, require the owner of the lost or destroyed certificate or his legal representatives, to give the corporation a bond, in such sum as they may direct, not exceeding double the value of the stock, to indemnify the corporation against it on account of the alleged loss of any such new certificate.


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     SECTION 3. TRANSFER OF SHARES. -- The shares of stock of the corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates shall be surrendered to the corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other persons as the directors may designate, by who they shall be canceled, and new certificates shall thereupon be issued. A record shall be made of each transfer and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer.

     SECTION 4. STOCKHOLDERS RECORD DATE. -- In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercised any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the day of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     SECTION 5. DIVIDENDS. -- Subject to the provisions of the Certificate of Incorporation the Board of Directors may, out of funds legally available therefor at any regular or special meeting, declare dividends upon the capital stock of the corporation as and when they deem expedient. Before declaring any dividends there may be set apart out of any funds of the corporation available for dividends, such sum or sums as the directors from time to time in their discretion deem proper working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the directors shall deem conducive to the interests of the corporation.

     SECTION 6. SEAL. -- The corporate seal shall be circular in form and shall contain the name of the corporation, the year of its creation and the words "CORPORATE SEAL DELAWARE." Said seal may be used by causing it for facsimile thereof to be impressed or affixed or otherwise reproduced.


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     SECTION 7. FISCAL YEAR. -- The fiscal year of the corporation shall be determined by resolution of the Board of Directors.

     SECTION 8. CHECKS -- All checks, drafts, or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by the officer or officers, agent or agents of the corporation, and in such manner as shall be determined from time to time by resolution of the Board of Directors.

     SECTION 9. NOTICE AND WAIVER OF NOTICE -- Whenever any notice is required by these By-Laws to be given, personal notice is not meant unless expressly stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, postage prepaid, addressed to the person entitled thereto at his address as it appears on the records of the corporation, and such notice shall be deemed to have been given on the day of such mailing. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by statute.

     Whenever any notice whatever is required to be given under the provisions of any law, or under the provisions of the Certificate of Incorporation of the corporation or these By-Laws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed proper notice.

           ARTICLE VI - CLOSE CORPORATIONS: MANAGEMENT BY SHAREHOLDERS

     If the certificate of incorporation of the corporation states that the business and affairs of the corporation shall be managed by the shareholders of the corporation rather than by a board of directors, then, whenever the context so requires the shareholders of the corporation shall be deemed the directors of the corporation for purposes of applying any provision of these by-laws.

                            ARTICLE VII - AMENDMENTS

     These By-Laws may be altered and repealed and By-Laws may be made at any annual meeting of the stockholders or at any special meeting thereof if notice thereof is contained in the notice of such special meeting by the affirmative vote of a majority of the stock issued and outstanding or entitled to vote thereat, or by the regular meeting of the Board of Directors, at any regular meeting of the Board of Directors, or at any special meeting of the Board of Directors, if notice thereof is contained in the notice of such special meeting.


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